EXHIBIT 1


              TRANSACTIONS IN SHARES EFFECTED BY REPORTING PERSONS
                               DURING PAST 60 DAYS

---------------------------------------- ------------------------ ---------------------- --------------------

                                           DATE OF TRANSACTION
       NATURE OF TRANSACTION*                  (TRADE DATE)          NUMBER OF SHARES      PRICE PER SHARE*
       ----------------------                  ------------          ----------------      ----------------
---------------------------------------- ------------------------ ---------------------- --------------------

Issue of Shares to TSP                        March 28, 2002               528,834                N/A
---------------------------------------- ------------------------ ---------------------- --------------------



*The Shares were issued to TSP as a reimbursement of certain expenses incurred by TSP in connection with its successful proxy contest to elect three of its members to the Board of Directors of the Company. For purposes of this issue the Shares were valued at $1.63 per share.